Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S 8 pertaining to AIAI Holdings Corporation’s 2026 Equity Incentive Plan of our report dated March 3, 2026, with respect to the financial statements of AIAI Holdings Corporation for the year ended December 31, 2025 and for the period from July 19, 2024 (inception) to December 31, 2024, included in Amendment No. 7 to its Registration Statement on Form S-1 (No. 333-292963).

Dallas, Texas
June 24, 2026